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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-174346

PROSPECTUS SUPPLEMENT
(To prospectus dated May 19, 2011)

21,070,658 Shares

Ventas, Inc.

Common Stock

        The 21,070,658 shares of common stock of Ventas, Inc. to be sold pursuant to this prospectus supplement and the accompanying prospectus are being offered by the selling stockholders named herein. Ventas, Inc. will not receive any of the proceeds from the sale of the shares being offered by this prospectus supplement.

        Our common stock is listed on the New York Stock Exchange under the symbol "VTR." On January 3, 2012, the last reported sale price for our common stock was $55.59 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page S-3 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Citigroup Global Markets Inc. has agreed to purchase the shares from the selling stockholders at a price of $53.45 per share, which will result in approximately $1.13 billion of proceeds to the selling stockholders. Citigroup Global Markets Inc. may offer the shares of common stock in transactions on the New York Stock Exchange, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See "Underwriting."

        The underwriter expects to deliver the shares of common stock to purchasers on or about January 9, 2012.

Citigroup

The date of this prospectus supplement is January 3, 2012.

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

        You should read this document together with additional information described under the heading "Where You Can Find More Information and Incorporation by Reference." You should rely only on the information contained or incorporated by reference in this document. Neither we nor the underwriter nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the Securities and Exchange Commission (the "Commission") and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents.

        Unless the context otherwise requires, the following terms used in this prospectus supplement will have the meanings below:

  •
  the terms "we," "us," "our" or similar terms and "Ventas" refer to Ventas, Inc., a Delaware corporation, together with its subsidiaries;

  •
  the term "Ventas Realty" refers to Ventas Realty, Limited Partnership, a Delaware limited partnership;

  •
  the term "Lillibridge" refers to Lillibridge Healthcare Services, Inc., an Illinois corporation;

i

  •
  the term "Sunrise" refers to Sunrise Senior Living, Inc., a Delaware corporation, together with its subsidiaries;

  •
  the term "Atria" refers to Atria Senior Living, Inc., a Delaware corporation; and

  •
  the term "NHP" refers to Nationwide Health Properties, Inc., a Maryland corporation, for all periods prior to our acquisition of NHP on July 1, 2011.

ii

Prospectus Supplement Summary

        This summary contains basic information about us, our common stock and this offering. Because this is a summary, it does not contain all of the information you should consider before investing in our common stock. You should carefully read this summary together with the more detailed information and financial statements and notes thereto contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. To fully understand this offering, you should read all of these documents.

VENTAS

        We are a real estate investment trust ("REIT") with a geographically diverse portfolio of seniors housing and healthcare properties in the United States and Canada. As of September 30, 2011, our portfolio consisted of 1,361 properties: 673 seniors housing communities, 398 skilled nursing facilities, 47 hospitals and 243 medical office buildings ("MOBs") and other properties in 46 U.S. states, the District of Columbia and two Canadian provinces. We are a constituent member of the S&P 500® index, a leading indicator of the large cap U.S. equities market, with our headquarters located in Chicago, Illinois.

        Our primary business consists of acquiring and owning seniors housing and healthcare properties and leasing those properties to unaffiliated tenants or operating those properties through independent third-party managers. Through our Lillibridge subsidiary and our ownership interest in PMB Real Estate Services LLC, which we acquired in July 2011 in connection with our acquisition of NHP, we also provide management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. In addition, from time to time, we make real estate loan and other investments relating to seniors housing and healthcare companies or properties.

        As of September 30, 2011, we leased 927 of our properties (excluding MOBs) to healthcare operating companies under "triple-net" or "absolute net" leases that obligate the tenants to pay all property-related expenses (including maintenance, utilities, repairs, taxes, insurance and capital expenditures), and we engaged independent third parties, such as Sunrise and Atria, to manage 199 of our seniors housing communities pursuant to long-term management agreements.

 The Offering

        For a description of our common stock, see the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-10989) filed with the Commission on January 23, 1992, as amended.

Securities offered by the selling stockholders	21,070,658 shares of common stock.
Common stock outstanding before this offering	288,821,921 shares.
Common stock to be outstanding after this offering	288,821,921 shares.
Use of proceeds	Ventas will not receive any of the proceeds from the sale of the shares being offered by this prospectus supplement.
Restrictions on ownership and transfer

Our amended and restated certificate of incorporation, as amended, contains restrictions on ownership and transfer of our common stock intended to assist us in maintaining our status as a REIT for federal and/or state income tax purposes. For example, our amended and restated certificate of incorporation generally restricts any person from acquiring beneficial ownership, either directly or indirectly, of more than 9% of our outstanding shares of common stock, as more fully described in our Registration Statement on Form 8-A (File No. 001-10989) filed with the Commission on January 23, 1992, as amended.

Risk factors

See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

New York Stock Exchange symbol	VTR

        The number of shares to be outstanding after this offering as shown above is based on 288,821,921 shares of our common stock outstanding as of November 30, 2011.

Risk Factors

        Investing in our common stock will provide you with an equity ownership in Ventas. As one of our stockholders, you will be subject to risks inherent in our business. The trading price of your shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss. You should carefully consider the risk factors as well as other information contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in shares of our common stock.

Use of Proceeds

        Ventas will not receive any of the proceeds from the sale of the shares being offered by this prospectus supplement.

Selling Stockholders

        The table below sets forth the name of each selling stockholder and the number of shares of our common stock that each selling stockholder beneficially owns and that are being offered by such selling stockholder pursuant to this prospectus supplement. We have prepared the table below based on information provided to us by or on behalf of the selling stockholders on or prior to January 3, 2012.

	Shares Beneficially Owned Before Offering(1)			Shares Beneficially Owned After Offering(1)
			Number of Shares Being Offered
Name of Selling Stockholder	Number	Percent(2)		Number	Percent(2)
Lazard Senior Housing Partners LP(3)	5,769,997	2.00%	4,908,094	861,903	0.30%
LSHP Coinvestment Partnership I LP(4)	1,207,529	0.42%	1,027,152	180,377	0.06%
Prometheus Senior Quarters LLC(5)	17,793,318	6.16%	15,135,412	2,657,906	0.92%

(1)
Beneficial ownership as used herein has the meaning ascribed thereto under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder.

(2)
Based on 288,821,921 shares of common stock outstanding as of November 30, 2011.

(3)
Lazard Senior Housing Partners GP LLC is the General Partner of Lazard Senior Housing Partners LP. Lazard Alternative Investments LLC is the managing member of Lazard Senior Housing Partners GP LLC. Lazard Alternative Investments LLC is a wholly owned subsidiary of Lazard Alternative Investments Holdings LLC, which is a wholly owned subsidiary of LFCM Holdings LLC. Each of Lazard Senior Housing Partners GP LLC, Lazard Alternative Investments LLC, Lazard Alternative Investments Holdings LLC and LFCM Holdings LLC may be deemed to beneficially own the shares of common stock beneficially owned by Lazard Senior Housing Partners LP.

(4)
LSHP Coinvestment I GP LLC is the General Partner of LSHP Coinvestment Partnership I LP. Lazard Alternative Investments LLC is the managing member of LSHP Coinvestment I GP LLC. Each of LSHP Coinvestment I GP LLC, Lazard Alternative Investments LLC, Lazard Alternative Investments Holdings LLC and LFCM Holdings LLC may be deemed to beneficially own the shares of common stock beneficially owned by LSHP Coinvestment Partnership I LP.

(5)
The Managing Members of Prometheus Senior Quarters LLC are LFSRI II-CADIM Alternative Partnership L.P., LF Strategic Realty Investors II L.P. and LFSRI II Alternative Partnership L.P. Lazard Frères Real Estate Investors L.L.C. is the General Partner of each such limited partnership. Lazard Alternative Investments LLC is the managing member of Lazard Frères Real Estate Investors L.L.C. Each of LFSRI II-CADIM Alternative Partnership L.P., LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership L.P., Lazard Frères Real Estate Investors L.L.C., Lazard Alternative Investments LLC, Lazard Alternative Investments Holdings LLC and LFCM Holdings LLC may be deemed to beneficially own the shares of common stock beneficially owned by Prometheus Senior Quarters LLC.

 Underwriting

        Subject to the terms and conditions contained in an underwriting agreement among Ventas, Ventas Realty, the selling stockholders and Citigroup Global Markets Inc., as the underwriter, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholders, all of the shares of common stock offered by this prospectus supplement.

        Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase from the selling stockholders 21,070,658 shares of common stock at a price of $53.45 per share.

        We and the selling stockholders have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments the underwriter may be required to make in respect of those liabilities.

        The underwriter is offering the shares, subject to prior sale, when, as and if offered to and accepted by the underwriter, subject to approval of legal matters by counsel and other conditions. The underwriter reserves the right to withdraw, cancel or modify this offer and to reject orders in whole or in part.

        The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

        The underwriter proposes to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to the underwriter's right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares, which may include a commission equivalent of up to $.05 per share, may be deemed underwriting compensation.

        The expenses of the offering, exclusive of the underwriting discount, are estimated at approximately $250,000 and are payable by us.

NO SALES OF SIMILAR SECURITIES

        We and each of our executive officers, severally and not jointly, have agreed, with limited exceptions, not to sell or transfer any shares of Ventas common stock for 60 days after the date of this prospectus supplement without first obtaining the written consent of Citigroup Global Markets Inc. However, our executive officers will be permitted to continue to sell shares of common stock pursuant to a previously adopted, non-discretionary, existing written trading plan that complies with Rule 10b5-1 under the Exchange Act, or any amendment or replacement 10b5-1 plan, subject to certain limitations. We will be permitted to issue shares to sellers in connection with acquisitions or business combinations, and to file with the Commission registration statements under the Securities Act relating to such acquisitions or business combinations.

        Specifically, we and each of our executive officers have agreed, subject to certain exceptions, not to, directly or indirectly:

  •
  offer, pledge, sell or contract to sell any common stock;

  •
  sell any option or contract to purchase any common stock;

  •
  purchase any option or contract to sell any common stock;

  •
  grant any option, right or warrant for the sale of any common stock;

  •
  lend or otherwise dispose of or transfer any common stock;

  •
  enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise;

  •
  file with the Commission a registration statement under the Securities Act relating to any additional shares of common stock; or

  •
  publicly disclose the intention to effect any transaction described in the above bullet points.

This lockup provision applies to Ventas common stock and to securities convertible into or exchangeable or exercisable for Ventas common stock and, with respect to executive officers, whether now owned or hereafter acquired or for which the power of disposition is later acquired.

        In addition, each selling stockholder, severally and not jointly, has agreed, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Ventas common stock, or any options or warrants to purchase any Ventas common stock, or any securities convertible into, exchangeable for or that represent the right to receive Ventas common stock, whether now owned or hereinafter acquired, owned directly by such selling stockholder or with respect to which such selling stockholder has beneficial ownership, in each case, for 60 days after the date of this prospectus supplement without first obtaining the written consent of Citigroup Global Markets Inc.

        In the event that the selling stockholders notify the underwriter in writing that they do not intend to proceed with this offering, if the underwriting agreement does not become effective, or if the underwriting agreement is terminated prior to payment for and delivery of the common stock being offered hereby, the lockup provisions will be released.

NEW YORK STOCK EXCHANGE LISTING

        Our common stock is listed on the New York Stock Exchange under the symbol "VTR."

PRICE STABILIZATION AND SHORT POSITIONS

        Until the distribution of the shares is completed, Commission rules may limit the ability of the underwriter to bid for or purchase our common stock. However, the underwriter may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

        If the underwriter creates a short position in the common stock in connection with the offering, i.e., if the underwriter sells more shares than are listed on the cover of this prospectus supplement, the underwriter may reduce that short position by purchasing shares in the open market. Purchases of the common stock to stabilize its price or to reduce a short position may cause the price of the common stock to be higher than it might be in the absence of those purchases.

        Neither we nor the underwriter nor the selling stockholders make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter nor the selling stockholders make any representation that the underwriter will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

ELECTRONIC OFFER, SALE AND DISTRIBUTION OF SECURITIES

        In connection with the offering, the underwriter or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

COMPLIANCE WITH NON-U.S. LAWS AND REGULATIONS

        The underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers shares of our common stock or has in its possession or distributes this prospectus supplement or the accompanying prospectus.

        Sales of shares made outside the U.S. may be made by affiliates of the underwriter.

OTHER RELATIONSHIPS

        The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions. An affiliate of the underwriter is a lender under our unsecured revolving credit facility and our unsecured term loan facilities.

NOTICE TO PROSPECTIVE INVESTORS IN AUSTRALIA

        No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia ("Corporations Act")) in relation to the common stock has been or will be lodged with the Australian Securities & Investments Commission ("ASIC"). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

  (a)
  you confirm and warrant that you are either:

              (i)  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

             (ii)  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

            (iii)  a person associated with the company under section 708(12) of the Corporations Act; or

            (iv)  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

  (b)
  you warrant and agree that you will not offer any of the common stock for resale in Australia within 12 months of that common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

NOTICE TO PROSPECTIVE INVESTORS IN HONG KONG

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Legal Matters

        T. Richard Riney, our Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, and Willkie Farr & Gallagher LLP, New York, New York, will pass upon certain legal matters for us in connection with the common stock offered by this prospectus supplement and the accompanying prospectus. Cahill Gordon & Reindel LLP, New York, New York, will pass upon certain legal matters for the underwriter. Sullivan & Cromwell LLP, New York, New York, will pass upon certain legal matters for the selling stockholders. Mr. Riney owns shares of our common stock and options to purchase shares of our common stock.

Experts

        Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2010 (including the financial statement schedule appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Atria Senior Living Group, Inc. and its subsidiaries and One Lantern Senior Living Inc and its subsidiaries as of and for the years ended December 31, 2010 and 2009, incorporated in this prospectus supplement by reference to our Current Report on Form 8-K, filed on April 11, 2011, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated by reference herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and schedule of Nationwide Health Properties, Inc. and its subsidiaries at December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 appearing in Ventas, Inc.'s Current Report on Form 8-K, filed on April 11, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 Where You Can Find More Information and Incorporation By Reference

        We are subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements, information statements and other information with the Commission. Reports, proxy statements, information statements and other information filed by us with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material also may be obtained from the Public Reference Section of the Commission located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website that contains reports, proxy statements, information statements and other information regarding us. The Commission's website address is http://www.sec.gov. We are a publicly held corporation and our common stock is traded on the New York Stock Exchange under the symbol "VTR." Reports, proxy statements, information statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information about us is also available on our website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only.

        Statements contained or deemed to be incorporated by reference in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, each such statement being qualified in all respects by such reference.

        We are incorporating by reference in this prospectus supplement the information we file with the Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the Commission will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until all of the shares of our common stock offered under this prospectus supplement and the accompanying prospectus are sold:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2010, as amended by Amendment No. 1 on Form 10-K/A;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011;

  •
  our Current Reports on Form 8-K filed on February 3, 2011, February 17, 2011 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition), February 28, 2011 (however, we do not incorporate any information under Item 7.01, Regulation FD Disclosure), March 24, 2011, April 11, 2011, May 9, 2011, May 12, 2011, May 17, 2011, May 18, 2011, May 20, 2011, June 20, 2011, July 1, 2011, July 11, 2011, August 24, 2011, October 24, 2011, November 9, 2011, November 25, 2011, December 2, 2011, December 6, 2011, December 22, 2011, and December 27, 2011 (however, we do not incorporate by reference any information under Item 7.01, Regulation FD Disclosure);

  •
  our Proxy Statement for our 2011 Annual Meeting of Stockholders, filed with the Commission on March 28, 2011; and

  •
  the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-10989) filed with the Commission on January 23, 1992, as amended.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

General Counsel
Ventas, Inc.
10350 Ormsby Park Place
Suite 300
Louisville, Kentucky 40223
(502) 357-9000

        Neither we nor the underwriter nor the selling stockholders have authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated by reference into this document. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

PROSPECTUS

24,958,543 Shares
VENTAS, INC.
Common Stock

        This prospectus relates to the offer and sale from time to time of up to an aggregate of 24,958,543 shares of our common stock for the account of the selling stockholders named in this prospectus and certain transferees. The 24,958,543 shares of our common stock offered by this prospectus were issued to the selling stockholders in a private transaction.

        The selling stockholders and certain transferees may sell all, some or none of the shares offered by this prospectus. We cannot predict when or in what amounts the selling stockholders or certain transferees may sell any of the shares offered by this prospectus. The prices at which the selling stockholders or certain transferees may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. All fees and expenses of registration incurred in connection with this offering are being borne by us, other than any underwriting fees, discounts, commissions and related expenses attributable to the sale of the common stock offered by this prospectus (including the fees and expenses of any underwriters and such underwriters' counsel). We will not receive any of the proceeds from the sale of shares by the selling stockholders.

        Our common stock is listed on the New York Stock Exchange under the symbol "VTR." On May 18, 2011, the last reported sales price for our common stock was $55.32 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2011.

        You should read this prospectus and any accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information and Incorporation by Reference." You should rely only on the information incorporated by reference or provided in this prospectus or such prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information we file with the Securities and Exchange Commission (the "Commission") and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        Statements contained or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference.

        Unless the context otherwise requires, references in this prospectus to the following terms will have the meanings below:

  •
  the terms "we," "us," "our" or similar terms and "Ventas" refer to Ventas, Inc., a Delaware corporation, together with its subsidiaries;

  •
  the term "Lillibridge" refers to Lillibridge Healthcare Services, Inc., an Illinois corporation;

  •
  the term "Sunrise" refers to Sunrise Senior Living, Inc., a Delaware corporation, together with its subsidiaries;

  •
  the term "Atria" refers to, collectively, Atria Senior Living Group, Inc., a Delaware corporation, One Lantern Senior Living Inc, a Delaware corporation, and LSHP Coinvestment I Inc, a Delaware corporation; and

  •
  the term "NHP" refers to Nationwide Health Properties, Inc., a Maryland corporation, together with its subsidiaries.

i

ABOUT VENTAS, INC.

        We are a real estate investment trust ("REIT") with a geographically diverse portfolio of seniors housing and healthcare properties in the United States and Canada. As of March 31, 2011, our portfolio consisted of 602 assets: 240 seniors housing communities, 187 skilled nursing facilities, 40 hospitals and 135 medical office buildings ("MOBs") and other properties in 43 U.S. states, the District of Columbia and two Canadian provinces. With the exception of our seniors housing communities that are managed by independent third parties, such as Sunrise, pursuant to long-term management agreements and certain of our MOBs, including those acquired in connection with our Lillibridge acquisition, we lease our properties to healthcare operating companies under "triple-net" or "absolute-net" leases, which require the tenants to pay all property-related expenses. We also had real estate loan and other investments relating to seniors housing and healthcare companies as of March 31, 2011.

        Our primary business consists of acquiring, financing and owning seniors housing and healthcare properties and leasing those properties to third parties or operating those properties through independent third-party managers. Through our Lillibridge subsidiary, we also provide management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States.

        We were incorporated in Kentucky in 1983, commenced operations in 1985 and reorganized as a Delaware corporation in 1987. We operate through three reportable business segments: triple-net leased properties, senior living operations and MOB operations. For additional information, see our Consolidated Financial Statements and the related notes, including "Note 2—Accounting Policies," included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2010 (the "2010 Form 10-K").

        Our business strategy is comprised of three principal objectives: (1) generating consistent, reliable and growing cash flows; (2) maintaining a well-diversified portfolio; and (3) preserving our investment grade balance sheet and liquidity.

        Our principal executive offices are located at 111 South Wacker Drive, Suite 4800, Chicago, Illinois, 60606, and our telephone number is (877) 483-6827. We maintain a website on the Internet at http://www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

Recent Developments

  Atria Transaction

        On May 12, 2011, we acquired substantially all of Atria's real estate assets (the "Atria Acquisition") from private equity funds managed by Lazard Real Estate Partners LLC and its affiliates. The aggregate consideration for the transaction was approximately $3.2 billion, comprised of 24,958,543 shares of our common stock (having a value of approximately $1.38 billion based on the closing price of our common stock on May 12, 2011), approximately $168 million in cash and the assumption or repayment of approximately $1.6 billion of net debt, subject to a post-closing net debt adjustment. As a result of the Atria Acquisition, we added to our senior living operating portfolio 118 private pay seniors housing communities located primarily in affluent coastal markets such as the New York metropolitan area, New England and California. Immediately prior to the closing of the Atria Acquisition, Atria spun off its management operations to a newly formed entity that continues to operate the acquired assets under long-term management agreements with us.

  NHP Transaction

        In February 2011, we signed a definitive agreement to acquire NHP in a stock-for-stock transaction valued at $7.4 billion. Pursuant to the terms and subject to the conditions set forth in the agreement, at the effective time of the merger, each outstanding share of NHP common stock will be converted into the right to receive 0.7866 shares of our common stock. Upon completion of the transaction, our portfolio will consist of over 1,300 properties in 47 U.S. states, the District of Columbia and two Canadian provinces. We expect to complete the NHP transaction in the third quarter of 2011, although we cannot assure you that the transaction will close on such timetable or at all.

RISK FACTORS

        Before you invest in shares of our common stock, you should carefully consider the risks involved. These risks include, but are not limited to:

  •
  the risks described below;

  •
  the risks described in our 2010 Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which are incorporated by reference in this prospectus; and

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  any risks that may be described in other filings we make with the Commission.

Risks Relating to Our Common Stock

  If our stock price is volatile, purchasers of our common stock could incur substantial losses.

        Although our common stock is listed on the New York Stock Exchange, such listing does not provide any assurance that an active public market for the common stock will be sustained. We cannot predict what effect, if any, that future market sales of our common stock or the availability of our common stock for sale will have on the prevailing market price of the common stock. In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of our common stock.

  If there are sales of substantial amounts of our common stock in the future, the price of our common stock could decline.

        As of May 13, 2011, we had 188,080,247 shares of our common stock outstanding. Except for 3,697,541 shares held by the selling stockholders that are subject to a lockup agreement that limits the selling stockholders' ability to transfer such shares until November 12, 2012, and shares held by our affiliates, all of our outstanding shares of common stock are available for immediate sale. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the common stock.

  Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.

        We may issue equity in the future in connection with acquisitions or strategic transactions, including our pending acquisition of NHP, to adjust our ratio of debt to equity, including through repayment of outstanding debt, to fund expansion of our operations or for other purposes. We may issue shares of our common stock at prices or for consideration that is greater or less than the price at which the shares of common stock are being offered by this prospectus. To the extent we issue additional equity securities, your percentage ownership of our common stock would be reduced.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding our or our tenants', operators', managers' or borrowers' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from our expectations. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

        Our actual future results and trends may differ materially from expectations depending on a variety of factors discussed in our filings with the Commission. These factors include without limitation:

  •
  The ability and willingness of our tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

  •
  The ability of our tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness;

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  Our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including our pending transaction with NHP and those in different asset types and outside the United States;

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  The nature and extent of future competition;

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  The extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

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  Increases in our cost of borrowing as a result of changes in interest rates and other factors;

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  The ability of our operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients;

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  Changes in general economic conditions and/or economic conditions in the markets in which we may, from time to time, compete, and the effect of those changes on our revenues and our ability to access the capital markets or other sources of funds;

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  Our ability to pay down, refinance, restructure and/or extend our indebtedness as it becomes due;

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  Our ability and willingness to maintain our qualification as a REIT due to economic, market, legal, tax or other considerations;

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  Final determination of our taxable net income for the year ended December 31, 2010 and for the year ending December 31, 2011;

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  The ability and willingness of our tenants to renew their leases with us upon expiration of the leases and our ability to reposition our properties on the same or better terms in the event such leases expire and are not renewed by our tenants or in the event we exercise our right to replace an existing tenant upon a default;

  •
  Risks associated with our senior living operating portfolio, such as factors causing volatility in our operating income and earnings generated by our properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties;

  •
  The movement of U.S. and Canadian exchange rates;

  •
  Year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators in our leases, including the rent escalator for Master Lease 2 with Kindred Healthcare, Inc., and our earnings;

  •
  Our ability and the ability of our tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers;

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  The impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of our tenants, operators, borrowers and managers, and the ability of our tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims;

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  Risks associated with our MOB portfolio and operations, including our ability to successfully design, develop and manage MOBs, to accurately estimate our costs in fixed fee-for-service projects and to retain key personnel;

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  The ability of the hospitals on or near whose campuses our MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups;

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  Our ability to maintain or expand our relationships with our existing and future hospital and health system clients;

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  Risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners' financial condition;

  •
  The impact of market or issuer events on the liquidity or value of our investments in marketable securities; and

  •
  The impact of any financial, accounting, legal or regulatory issues or litigation that may affect us or our major tenants, operators, and managers.

        We describe some of these risks and uncertainties in greater detail above under "Risk Factors" and in the risk factors that are incorporated or deemed to be incorporated by reference in this prospectus.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders or certain transferees named herein.

SELLING STOCKHOLDERS

        In connection with the Atria Acquisition, the selling stockholders, in aggregate, received 24,958,543 shares of our common stock (the "Merger Consideration Shares") in a transaction exempt from registration under the Securities Act. Upon the closing of the Atria Acquisition, we entered into certain agreements, including:

  •
  a Registration Rights Agreement, dated as of May 12, 2011 (the "Registration Rights Agreement"), pursuant to which, among other things, we agreed to file with the Commission a registration statement on Form S-3 to register the resale by the selling stockholders and certain transferees of the Merger Consideration Shares;

  •
  a Lockup Agreement, dated as of May 12, 2011 (the "Lockup Agreement"), which (a) limits the selling stockholders' ability to transfer 3,697,541 of the Merger Consideration Shares until November 12, 2012 and imposes certain other limitations on the transfer of Merger Consideration Shares by the selling stockholders, (b) contains a standstill agreement and (c) requires the selling stockholders to vote in favor of the director nominees recommended by our Board of Directors for as long as the standstill remains in place;

  •
  a Director Appointment Agreement, dated as of May 12, 2011 (the "Director Letter"), that provides the selling stockholders with the right to designate one individual for nomination to our Board of Directors for so long as the selling stockholders and certain transferees collectively beneficially own Merger Consideration Shares representing 3% or more of the outstanding shares of our common stock. On May 13, 2011, Matthew J. Lustig, the Chief Executive Officer and a Managing Principal of LREP and a Managing Director of Lazard Alternative Investments LLC, was appointed to our Board of Directors in accordance with the terms of the Director Letter;

  •
  an Ownership Limit Waiver Agreement, dated as of May 12, 2011, pursuant to which we granted to the selling stockholders and certain affiliated entities an exemption from certain ownership limitation provisions of our Amended and Restated Certificate of Incorporation, as amended, with respect to the selling stockholders' and such affiliated entities' ownership of the Merger Consideration Shares; and

  •
  management agreements whereby an indirect subsidiary of Atria Senior Living, Inc., an entity affiliated with the selling stockholders, manages all of the real estate assets we acquired in the Atria Acquisition.

        The table below sets forth the name of each selling stockholder and the number of shares of our common stock that each selling stockholder beneficially owns and that may be offered pursuant to this prospectus. We have prepared the table below based on information provided to us by or on behalf of the selling stockholders on or prior to May 18, 2011. Subject to the restrictions of the Lockup Agreement, the selling stockholders may offer all, some or none of the shares offered by this prospectus. We cannot predict if, when or in what amounts the selling stockholders or certain transferees may sell any of the shares offered by this prospectus or any other shares beneficially owned by the selling stockholders or such transferees or when or in what amounts the selling stockholders or such transferees may acquire additional shares.

        Other than as set forth above, the table below or elsewhere in this prospectus, none of the selling stockholders or their respective affiliates has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

        To the extent any of the selling stockholders identified below are broker-dealers, they may be deemed to be, under interpretations of the staff of the Commission, an "underwriter" within the meaning of the Securities Act.

        Information about the selling stockholders and certain transferees may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering(1)	Percentage of Shares Outstanding(2)	Number of Shares Being Offered	Number of Shares Beneficially Owned After Offering(1)(3)
Lazard Senior Housing Partners LP(4)	5,813,718	3.09%	5,813,718	—
LSHP Coinvestment Partnership I LP(5)	1,216,679	0.65%	1,216,679	—
Prometheus Senior Quarters LLC(6)	17,928,146	9.53%	17,928,146	—

(1)
Beneficial ownership as used herein has the meaning ascribed thereto under Section 13(d) of the Exchange Act and the rules thereunder.

(2)
Based on 188,080,247 shares of common stock outstanding as of May 13, 2011.

(3)
The beneficial ownership in this column assumes that the selling stockholder sells all of the shares offered by this prospectus that are beneficially owned by the selling stockholder and that prior to the sale of such shares the selling stockholder does not acquire additional shares or dispose of shares beneficially owned by the selling stockholder that are not being offered pursuant to this prospectus.

(4)
Lazard Senior Housing Partners GP LLC is the General Partner of Lazard Senior Housing Partners LP. Lazard Alternative Investments LLC is the managing member of Lazard Senior Housing Partners GP LLC. Lazard Alternative Investments LLC is a wholly owned subsidiary of Lazard Alternative Investments Holdings LLC, which is a wholly owned subsidiary of LFCM Holdings LLC. Each of Lazard Senior Housing Partners GP LLC, Lazard Alternative Investments LLC, Lazard Alternative Investments Holdings LLC and LFCM Holdings LLC may be deemed to beneficially own the shares of common stock beneficially owned by Lazard Senior Housing Partners LP.

(5)
LSHP Coinvestment I GP LLC is the General Partner of LSHP Coinvestment Partnership I LP. Lazard Alternative Investments LLC is the managing member of LSHP Coinvestment I GP LLC. Each of LSHP Coinvestment I GP LLC, Lazard Alternative Investments LLC, Lazard Alternative Investments Holdings LLC and LFCM Holdings LLC may be deemed to beneficially own the shares of common stock beneficially owned by LSHP Coinvestment Partnership I LP.

(6)
The Managing Members of Prometheus Senior Quarters LLC are LFSRI II-CADIM Alternative Partnership L.P., LF Strategic Realty Investors II L.P. and LFSRI II Alternative Partnership L.P. Lazard Frères Real Estate Investors L.L.C. is the General Partner of each such limited partnership. Lazard Alternative Investments LLC is the managing member of Lazard Frères Real Estate Investors L.L.C. Each of LFSRI II-CADIM Alternative Partnership L.P., LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership L.P., Lazard Frères Real Estate Investors L.L.C., Lazard Alternative Investments LLC, Lazard Alternative Investments Holdings LLC and LFCM Holdings LLC may be deemed to beneficially own the shares of common stock beneficially owned by Prometheus Senior Quarters LLC.

PLAN OF DISTRIBUTION

        The shares of our common stock offered by this prospectus are subject to restrictions under the Registration Rights Agreement and the Lockup Agreement. Subject to those restrictions, sales of shares of our common stock by the selling stockholders named in this prospectus, which for this purpose includes certain transferees, may be made from time to time in one or more transactions, on the New York Stock Exchange, in the over-the-counter market or any other exchange or quotation system on which shares of our common stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be offered directly, to or through agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the shares may be sold include:

  •
  a block trade (which may involve crosses) in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus;

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  exchange distributions or secondary distributions in accordance with the rules of the New York Stock Exchange;

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  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  privately negotiated transactions;

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  a combination of any of the foregoing methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        An agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). A member firm of an exchange on which our common stock is traded may be engaged to act as a selling stockholder's agent in the sale of shares by the selling stockholders.

        Subject to the following paragraph, in connection with distributions of the shares of our common stock offered by this prospectus or otherwise, the selling stockholders may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our common stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. Such hedging transactions may require or permit the selling stockholders to deliver the shares to such brokers or dealers or other financial institutions to settle the hedging transactions. The selling stockholders may also sell our common stock short and deliver the shares to close out those short positions. If so required by applicable law, this prospectus, as amended or supplemented, may be used to effect:

  •
  the short sales of our common stock referred to above;

  •
  the sale or other disposition by the brokers or dealers or other financial institutions of any shares they receive pursuant to the hedging transactions referred to above; or

  •
  the delivery by the selling stockholders of shares to close out short positions.

        The selling stockholders agreed under the Lockup Agreement, until November 12, 2012, not to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of their ownership of any of the Merger Consideration Shares. The same restrictions would apply to certain transferees of the selling stockholders, but not transferees who purchase shares offered by this prospectus.

        In addition, any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        Subject to the Lockup Agreement, the selling stockholders may transfer, pledge or loan the shares to a transferee, pledgee, donee or successor that, in turn, may sell the shares. In those circumstances, the transferee, pledgee, donee or successor would become a selling stockholder under this prospectus and, if required under the Securities Act, will be identified in a prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus is a part prior to making an offer or sale under this prospectus. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery of shares of our common stock, which the broker-dealer or other financial institution may then resell pursuant to this prospectus.

        Each broker-dealer that receives our common stock for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus in connection with any sale of our common stock. If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution.

        The selling stockholders and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of our common stock by the selling stockholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

        The selling stockholders and any brokers, dealers, agents or others that participate with the selling stockholders in the distribution of the shares offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act.

        We have agreed to indemnify the selling stockholders named herein against certain liabilities that they may incur in connection with the sale of the shares registered hereunder, including liabilities arising under the Securities Act, and to contribute to payments that the selling stockholders may be required to make with respect thereto. Agents, brokers and dealers may be entitled under agreements entered into by the selling stockholders or us to indemnification against certain civil liabilities, including liabilities under the Securities Act.

        There can be no assurance that the selling stockholders will sell any or all of the shares offered hereby.

        We will bear all fees and expenses of registration of the shares offered by this prospectus, other than any underwriting fees, discounts, commissions and related expenses attributable to the sale of shares offered hereby (including the fees and expenses of any underwriters and such underwriters' counsel). The fees and expenses of registration to be borne by us referred to in the foregoing sentence shall include, without limitation, printing expenses, reasonable fees and expenses of one counsel to the selling stockholders and fees and expenses of all other persons retained by us in connection with the consummation of the transactions hereby. We estimate that the total expenses of this offering payable by us will be $335,000.

VALIDITY OF THE OFFERED SECURITIES

        The validity of the shares of our common stock to be offered by this prospectus has been passed upon for us by Wachtell, Lipton, Rosen & Katz.

EXPERTS

        Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2010 (including the financial statement schedule appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Atria Senior Living Group, Inc. and subsidiaries and One Lantern Senior Living Inc and subsidiaries as of and for the years ended December 31, 2010 and 2009, incorporated herein by reference to our Current Report on Form 8-K, filed on April 11, 2011, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference. Such financial statements have been incorporated by reference herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of NHP appearing in our Current Report on Form 8-K filed on April 11, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy the reports, proxy statements and other information that we file with the Commission at the public reference room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the Commission's public reference room, including copy charges. In addition, the Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us. Our common stock is traded on the New York Stock Exchange under the symbol "VTR." Reports and information that we file with the Commission can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information about us is also available on our website at http://www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

        We are incorporating by reference in this prospectus the information we file with the Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until all of the shares of our common stock offered by this prospectus are sold:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2010, as amended by Amendment No. 1 on Form 10-K/A;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

  •
  our Current Reports on Form 8-K filed on February 3, 2011, February 17, 2011 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition), February 28, 2011, March 24, 2011, April 11, 2011, May 9, 2011, May 12, 2011, May 17, 2011, and May 18, 2011;

  •
  our Proxy Statement filed on March 28, 2011 for our 2011 Annual Meeting of Stockholders; and

  •
  the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-10989) filed with the Commission on January 23, 1992, as amended.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

General Counsel
Ventas, Inc.
10350 Ormsby Park Place
Suite 300
Louisville, Kentucky 40223
(502) 357-9000

        We have not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated by reference into this document. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

21,070,658 Shares

Ventas, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Citigroup

January 3, 2012